UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): July 8, 2008

THE JONES FINANCIAL COMPANIES, L.L.L.P.

(Exact Name of Registrant as Specified in Charter)

Missouri	0-16633	43-1450818
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12555 Manchester Road, St. Louis, Missouri	63131-3729
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(314) 515-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2008, Steven Novik announced his retirement as a general partner and Chief Financial Officer of The Jones Financial Companies, L.L.L.P. (the “Company”) effective at the end of fiscal 2008. In connection with his retirement, Mr. Novik will also no longer serve as a member of the Executive Committee of the Company. There was no disagreement or dispute between Mr. Novik and the Company which led to his retirement, and there is no written agreement governing the terms of his retirement.

After the end of Mr. Novik’s term, Kevin Bastien, 42, a general partner, will succeed Mr. Novik as the Company’s Chief Financial Officer. Mr. Bastien has been with the Company’s Finance Division since 1996. We are not aware of any transaction involving Mr. Bastien that requires disclosure under Item 404(a) of Regulation S-K, and there is no family relationship between Mr. Bastien and any executive officer of the Company.

Forward-Looking Statements

Certain statements in this Form 8-K are “forward-looking statements” within the meaning of U.S. federal securities laws. The Company intends that these statements be covered by the safe harbors created under these laws. These forward-looking statements are subject to risks, uncertainties, and other factors that could affect the ultimate timing and implementation of the management changes described herein. Many of these factors and events are beyond the Company’s ability to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements, which only speak as of the date of this Form 8-K. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this Form 8-K or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE JONES FINANCIAL COMPANIES, L.L.L.P.

Date: July 14, 2008	By:	/s/ James D. Weddle
Name: James D. Weddle
Title: Managing Partner